Exhibit 10.16

No Stock or other security shall be delivered, and no option or other right to acquire any stock or other security shall be exercisable, pursuant to this Award except upon effective registration under the Securities Act of 1933 as amended and the securities laws of each applicable state or other jurisdiction or upon acceptance by the Company of an opinion of counsel in such form and by such counsel as satisfactory to counsel for the Company that such registration is not required.

ProCentury Corporation
Stock Option Award Agreement
for
Non-Qualified Stock Options
under the
2004 Stock Option and Award Plan

To _________________:1

     Congratulations! ProCentury Corporation is awarding you this Option to purchase shares of Stock pursuant to its 2004 Stock Option and Award Plan (the “Plan”) and your Executive Employment Agreement (“Employment Agreement”). Except to the extent that reference is made to your Employment Agreement, all capitalized terms used in this Award Agreement shall have the same meaning as defined in the Plan. Your Option is subject to acceptance by your signing a copy of this Award Agreement under the heading “Acceptance” and returning the signed copy before the close of business on _________, 200__.

     The purpose of this Award Agreement is to summarize some of the terms and conditions of your Option as well as the shares of Stock purchased upon exercise of the Option. This Award Agreement makes numerous references to the Plan and is governed by the Plan document except to the extent that reference is made to the terms of your Employment Agreement. You as the Participant may obtain a copy of the current Plan document at any time by contacting the Company Secretary at

465 Cleveland Avenue
Westerville, OH 43082
(614)-895-2000.

[1]	See Appendix A attached hereto for a list of executive officers with whom the Company has entered into such agreements.

Your Option

     Your Option entitles you to purchase up to _________________ (_________) shares of Stock, all of which are designated as Service Vesting Shares.

     The Exercise Price at which you may purchase each such share shall be offering price of a share of Stock upon the effective date (which will be the Date of Grant of your Option) of the registration statement filed under the Securities Act registering the sale of Stock constituting the initial public offering that gives effect to the Plan. Both the number of shares and the Exercise Price are subject to adjustment for events such as stock splits, etc. as provided in the Plan.

Vesting of Your Option

     Your Service Vesting Shares are subject a Service Vesting Schedule that requires you to complete a period of Service before you can exercise the Option to purchase those Shares. Pursuant to your Service Vesting Schedule, 1/36th of the total number of your Service Vesting Shares will become Vested Shares for each calendar month of your Service after the Date of Grant such that the entire number of your Service Vesting Shares will become vested after 36 calendar months of Service after the Date of Grant.

     In addition and notwithstanding any provision in the Plan to the contrary, your Unvested Shares will become Vested Shares upon severance of your Service for any of the following reasons –

•	Death;

•	Disability or Retirement within the meaning of the Plan;

•	Discharge by the Company other than for Cause within the meaning of your Employment Agreement;

•	Resignation by you for Good Reason within the meaning of your Employment Agreement; or

•	Resignation or discharge for any reason other than Cause upon or after a Change in Control within the meaning of your Employment Agreement –

whichever is first to occur (constituting a “Date of Vesting” within the meaning of the Plan). Notwithstanding any provision in the Plan to the contrary, this Option shall remain exercisable after occurrence of any Date of Vesting described above until the Date of Expiration.

     As soon as your Unvested Shares become Vested Shares, you may exercise this Option to purchase your Vested Shares in any one or more transactions at any time and from time to time during the remaining term of your Option.

Taxation

     Your Option is designated as a Non-Qualified Stock Option under the Plan. The spread between the market value and the Exercise Price of the Stock purchased will not be taxable to you until you exercise the Option, at which time the spread will be taxable to you as compensation at ordinary income rates. Any additional appreciation in value of the Stock realized upon sale of the stock after your exercise is taxable as a sale of property at capital gains rates. Although the Company can give no assurance as to the taxability to you, you may contact the Company Secretary for further information generally describing the tax aspects of a Non-Qualified Stock Option.

Exercising Your Option

     You may exercise your Option from time to time at any time during the period from the Date of Grant until 5:00 p.m. local time at the Company’s office on the calendar day immediately preceding the 10th anniversary of the Date of Grant, which is the Date of Expiration of your Option. You may exercise your Option any number of times during this Exercise Period until you have purchased all of your Vested Shares subject to the Option. Notwithstanding anything to the contrary in this Award Agreement, this Option shall automatically expire upon, and no longer be exercisable after, the first to occur of the following:

•	Date of Expiration;

•	If you resign or otherwise sever your Service for reason other than one constituting a Date of Vesting described above, the first day of the fourth calendar month beginning after your last day of Service; or

•	If you are discharged for Cause within the meaning of your Employment Agreement, your last day of Service.

     You exercise your Option by giving notice in writing (as provided in the Plan) to the Company to the attention of the Company Secretary at the above address. Your notice must state the number of shares being purchased and must be accompanied with payment of the Exercise Price for those shares. Unless otherwise agreed with the Company, payment shall be by check in immediately available funds payable in United States dollars to the order of the Company. Other methods of payment are allowed under the Plan, and you may discuss the availability of these to you by contacting the Company Secretary.

Other Terms and Conditions

     Your Option is not transferable except at your death by will or applicable laws of descent and distribution. During your lifetime, this Option shall be exercisable only by you or, in the case of your incapacity, your guardian, or legal representative.

     This Award Agreement and your Option are subject to other terms and conditions set forth in the Plan, including withholding requirements for taxes, immediate termination of this Option if your Service is terminated for Cause, certain restrictions in the case of a public offering and certain securities law restrictions.

     One of the restrictions to facilitate any future public offering by the Company is that by accepting this Option you agree on behalf of yourself and your heirs, legal representatives, successors, and assigns that in the event of any underwritten public offering of any Company securities made by the Company pursuant to an effective registration statement filed under the Securities Act, neither you nor any such heirs, legal representatives, successors, and assigns will directly or indirectly sell, offer to sell, solicit an offer to buy, grant any option to purchase, contract to sell (including, without limitation, any short sale), or otherwise dispose or offer to dispose of any interest, equitable or beneficial, in any of such shares for such period of time from and after the effective date of such registration statement except as provided in the Plan or pursuant to such public offering.

     Finally, in the case of any conflict with terms of this Award Agreement, the terms of the Plan shall prevail and govern except that in the case of any conflict between the terms of the Plan and the terms regarding your Option in section 2.3 of your Employment Agreement, those terms of your Employment Agreement shall prevail.

ProCentury Corporation

By:

Acceptance

     The Participant is familiar with the terms of this Award Agreement and the terms and conditions of the Plan. The Participant understands that this Option and any Stock issued upon exercise of this Option are intended to be held for purposes of investment only and not for further distribution by the Participant. By signing below, the Participant accepts this Option subject to all of such terms and conditions and agrees to hold and exercise this Option as well as any Stock purchased upon exercise of this Option for purposes of investment only and not for further distribution unless and until the Company advises the Participant such Stock may be distributed without registration under the Securities Act or such Stock is to be distributed pursuant to such a registration.

Dated: _________, 200__
Participant

Appendix A

Name of Executive	Number of Shares	Date of Grant
Edward F. Feighan	49,800	4/20/2004
Charles D. Hamm, Jr.	49,800	4/20/2004
Christopher J. Timm	49,800	4/20/2004
John A. Marazza	49,800	4/20/2004